Exhibit 10.6

Execution Copy

FOURTH AMENDMENT TO SEARCH SERVICES AGREEMENT

This Fourth Amendment to Search Services Agreement (“Fourth Amendment”) is entered into by and between AOL Inc. (successor-in-interest to AOL LLC), a Delaware corporation, with its principal place of business at 770 Broadway, New York, NY 10003 (“AOL”), and CNN Interactive Group, Inc. (“CNN”), a Delaware corporation with offices at One CNN Center, Atlanta, GA 30303, effective as of February 28, 2010 (the “Fourth Amendment Effective Date”).

INTRODUCTION

The Parties hereto wish to amend the Search Services Agreement entered into by and between AOL and CNN on or about September 1, 2007, as amended by the First Amendment dated as of April 30, 2008, the Second Amendment dated as of December 10, 2009, and the Third Amendment dated as of January 31, 2010 (collectively, the “Existing Agreement”). Together, the Existing Agreement and this Fourth Amendment shall be referred to collectively as the “Agreement”. Capitalized terms not defined in this Fourth Amendment shall have the meanings set forth in the Existing Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Existing Agreement as follows:

1.	Term. Section 6.1 (titled, “Term”) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement will commence on the Effective Date and shall expire at 11:59 p.m. (EST) on March 31, 2010, unless terminated earlier as provided for in this Agreement (the “Term”).

2.	Order of Precedence; Entire Agreement. Except as expressly modified by this Fourth Amendment, all terms and conditions, and provisions of the Existing Agreement shall continue in full force and effect. In the event of conflict between the terms and conditions of the Existing Agreement and the terms and conditions of this Fourth Amendment, the terms and conditions of this Fourth Amendment will control. The Existing Agreement, together with any exhibits, and schedules attached thereto and referenced therein, all as modified by this Fourth Amendment, constitutes the entire and exclusive agreement between the Parties with respect to the subject matter thereof.

3.	Counterparts; Facsimile. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Fourth Amendment may be executed by signatures transmitted by facsimile or email.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to Search Services Agreement to be signed by their duly authorized representatives and delivered as of the dates set forth below.

AOL INC.		CNN INTERACTIVE GROUP, INC.

By:	/s/ Steven Quan	By:	/s/ Susan Grant
Name:	Steven Quan	Name:	Susan Grant
Title:	VP, Business Development	Title:	EVP, CNN News Services
Date:	2/25/10	Date:	2/26/10

Confidential	1